ConforMIS Announces FDA 510(k) Clearance for iTotal Hip System

New hip replacement implant system builds on ConforMIS’s customized knee replacement technology and positions Company to expand in global orthopedics market
BILLERICA, Mass., June 20, 2017 (GLOBE NEWSWIRE) - ConforMIS, Inc. (NASDAQ:CFMS), a medical technology company that offers knee replacement implants customized to fit each patient's unique anatomy, today announced it has received FDA 510(k) clearance of the Company’s primary iTotal Hip replacement system.
“Having treated over 50,000 patients with customized knee replacement implants, ConforMIS brings over a decade of experience in patient-specific technology to the hip replacement market,” said Mark Augusti, Chief Executive Officer and President of ConforMIS. “FDA clearance of iTotal Hip demonstrates the ability to apply our proprietary iFit® image-to-implant technology to other joints. There has been a trend towards personalized healthcare and we believe patients expect and deserve personalized treatment.”
The ConforMIS iTotal Hip system features proprietary iFit technology similar to that used to design, manufacture and deliver customized knee implants. The system utilizes ConforMIS’s patient-specific technology, single-use 3D printed instruments and just-in-time delivery model to create a system that requires limited reusable instruments.
“Standard hip replacement surgery can be challenging, presenting risks of dislocation, discrepancies in leg length and limited reproducibility,” said Scott Ball, MD, Department of Orthopaedic Surgery, University of California, San Diego and a member of the iTotal Hip design team. “With the ability to achieve a better match to a patient’s own anatomy, the iTotal Hip system aims to address these shortcomings and improve patient outcomes.”
“We expect to leverage synergies with sales representatives, surgeons and hospitals upon limited launch, which is anticipated for 2019,” added Augusti. “We are excited about the opportunity iTotal Hip represents in expanding our product portfolio to address a broader orthopedic market with our proprietary technology.”
In the United States, approximately 400,000 hip replacements were performed in 2016. The global hip joint reconstruction market is projected at over $6B.
About ConforMIS, Inc.
ConforMIS is a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are individually sized and shaped, or customized, to fit each patient’s unique anatomy. ConforMIS offers a broad line of customized knee implants and pre-sterilized, single-use instruments delivered in a single package to the hospital. In clinical studies, ConforMIS iTotal CR demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants. ConforMIS owns or exclusively in-licenses approximately 450 issued patents and pending patent applications that cover customized implants and patient-specific instrumentation for all major joints.
For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at http://ir.conformis.com/.
Cautionary Statement Regarding Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for ConforMIS, including statements about ConforMIS’s development of the iTotal Hip implant system, potential clinical, economic or other impacts and advantages of using customized implants, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to our product development and commercialization efforts, and the other risks and uncertainties described in the “Risk Factors” sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent ConforMIS’s views as of the date hereof. ConforMIS anticipates that subsequent events and developments may cause ConforMIS’s views to change. However, while ConforMIS may elect to update these forward-looking statements at some point in the future, ConforMIS specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing ConforMIS’s views as of any date subsequent to the date hereof.
CONTACT:

Media contacts:
Jenna Iacurci
Berry & Company Public Relations
jiacurci@berrypr.com
(212) 253-8881

Sara Zelkovic
Berry & Company Public Relations
szelkovic@berrypr.com
(212) 253-8881

Investor contact
Oksana Bradley
ir@conformis.com
(781) 374-5598

ConforMIS, Inc